55 Technology Way
West Greenwich, Rhode Island  02817 USA
Telephone: 401 392-1000
Fax: 401 392-1234
Website:  WWW.GTECH.COM


For Immediate Release                                Contact: Robert K. Vincent
June 22, 2004                                                 Public Affairs
                                                              GTECH Corporation
                                                              401-392-7452


                  GTECH HOLDINGS CORPORATION ANNOUNCES STRONG
                              FIRST QUARTER RESULTS
                       Full Year Outlook Remains Positive

WEST GREENWICH, RI - (June 22, 2004) - GTECH Holdings Corporation (NYSE: GTK) today announced first quarter earnings for fiscal year 2005 ended May 29, 2004.

"It was a quarter of continued progress at GTECH, with our financial, operational, and strategic plans all moving forward as expected," said GTECH President and CEO W. Bruce Turner. "Both revenue and earnings were in line with our expectations, and we continued to see steady growth in same-store sales. The first quarter marked the eighth consecutive quarter of meaningful growth in same-store sales."

"We continue to be encouraged by the positive trends we have been seeing in the business," said GTECH Senior Vice President and Chief Financial Officer Jaymin
B. Patel. "We are pleased with the strength of our core business and excited about the opportunities our new acquisitions offer. Based upon our current outlook, we are confident we can achieve our goals and objectives in fiscal 2005 and beyond."


Operating Results
-----------------

Revenues for the first quarter of fiscal 2005 were $280.2 million, up 17.0% over revenues of $239.6 million in the first quarter of fiscal 2004. Net income was $53.6 million, or $0.80 per diluted share, up 30.7% over net income of $41.0 million, or $0.68 per diluted share, for the same period last year. Net income in the first quarter of fiscal 2005 includes a net, one-time, after-tax gain of $6.4 million, or approximately $0.09 per diluted share, associated with the sale of the Company's 50% interest in Gaming Entertainment (Delaware) L.L.C., net of charges associated with the early retirement of the remainder of the Company's 2007 private placement notes.

Cash Flow and Investments
-------------------------

During the first quarter of fiscal 2005, the Company generated $85.8 million of cash from operations which, along with other sources of liquidity, was principally used to fund the Spielo Manufacturing Incorporated and Leeward Islands Lottery Holding Company, Inc. acquisitions of $193.0 million, and to purchase systems, equipment, and other assets relating to contracts of $53.9 million. In addition, in the first quarter, the Company repaid the remaining $90.0 million of its 7.87% Senior Notes; repurchased $28.3 million, or 545,000 shares, of the Company's common stock; and paid cash dividends of $10.1 million.

At the end of the first quarter of fiscal 2005, GTECH had no borrowings under its $300.0 million credit facility.

Recent Development
------------------

This morning, the Company announced that its Board of Directors approved a 2-for-1 stock split of the Company's common stock. The stock split will be effected in the form of a stock dividend to be distributed on July 30, 2004, to shareholders of record on July 1, 2004, with shareholders receiving one additional share of common stock for each share held. The Company had 58,993,004 shares of common stock outstanding as of May 29, 2004.

Financial Outlook
-----------------

The Company also revised its guidance upward for fiscal year ending February 26, 2005.

The Company continues to expect total revenue growth of 20% to 21%, with service revenue growth in the range of 7% to 9%, and product sales in the range of $210 million to $220 million.

The Company continues to expect that service profit margins will be in the range of 41% to 43%, and product sale profit margins to be in the range of 36% to 38%.

The Company now expects a reduction in the effective tax rate from 37% to 36% for the fiscal year, and it expects to effect this change in the second half of the fiscal year.

Based upon this outlook, the Company now expects earnings per share for fiscal 2004 to be in the range of $3.05 to $3.15 on a fully-diluted basis, rather than the previous guidance of $3.00 to $3.10 per diluted share.

For the second quarter of fiscal 2005 ending August 28, 2004, the Company expects service revenue growth in the range of 7% to 9%, and product sales in the range of $80 million to $90 million. The Company expects service margins in the range of 40% to 42%, and product margins in the range of 38% to 40%. The Company expects the effective tax rate to be comparable to the first quarter of fiscal 2005. Accordingly, the Company expects earnings per share to be in the range of $0.75 to $0.80 per share for the quarter, compared with $0.74 reported in the same period last year.

This guidance is provided on a pre-split basis.

First Quarter Highlights
------------------------

During the first quarter, GTECH continued to execute against its growth strategy by signing new contracts and contract extensions both abroad and domestically. Oeuvre Nationale de Secours Grande-Duchesse Charlotte, the operator of Loterie Nationale of Luxembourg, signed a five-year extension with the Company to provide new lottery terminals, products, and ongoing services through October 2012. In addition, South Australian Lotteries Commission (SALC) extended its contract with GTECH through June 26, 2007. Under this extension, GTECH will continue to provide SALC with software licensing for both online and instant ticket lottery systems, and a keno game. GTECH's customer in Turkey, Milli Piyango, also extended its contract with GTECH through November 10, 2005, as did Spain's Loto Catalunya for an additional year through March 2005.

Domestically, the Company was notified of the Virginia Lottery's intent to award a seven-year contract to Oberthur Gaming Technologies Corporation (OGT) under which GTECH will be subcontracted to provide new Instant Ticket Vending Machines (ITVMs) and management of warehousing and distribution of instant tickets. The contract, which was recently executed and commenced earlier this month, includes options to renew for up to three years.

Additionally, GTECH was awarded contracts with the Illinois Lottery and Washington Lottery for Instant Ticket Dispensing Machines (ITDMs) and Lottery Product Vending Machines (LPVMs), respectively.

Also in the  quarter,  GTECH's  wholly-owned  subsidiary,  Spielo  Manufacturing
Incorporated, announced that it would provide the Oregon Lottery with approximately 2,000 PowerStation 5(TM) video lottery terminals (VLTs). GTECH completed the acquisition of Spielo in April 2004.

In the last month of the quarter, GTECH closed on the acquisition of Leeward Islands Lottery Holding Company, a lottery operating company headquartered on the Caribbean islands of Antigua and St. Croix.

"We successfully launched the online games in Tennessee in April and debuted HotTrax, a new 3D, animated monitor game, at 50 locations in Rhode Island in late May," continued Mr. Turner. "HotTrax holds much promise for GTECH and raises the bar in new game development. It is just one of several initiatives that will help drive continued growth in same-store sales."

Other initiatives include e-scratch(TM), an innovative web-based, interactive suite of scratch and reveal games; the development of new instant online games along the lines of Extra(TM) and Bingo(TM); as well as branded games, beginning with the Monopoly brand the Company recently licensed from Hasbro Properties Group, the intellectual property development arm of Hasbro, Inc.

After the close of the quarter, Organizacion Nacional de Ciegos Espanoles (ONCE) exercised an option in its existing agreement with GTECH for the provision of 7,000 additional handheld lottery terminals for visually-impaired retailers in Spain. This will bring the total count of hand-held terminals to 14,000 by the end of the calendar year.

Other Business Developments
---------------------------

In April, GTECH was notified that its selection as the apparent successful vendor to provide equipment and services for a new online lottery system and associated telecommunications network in Mexico to Pronosticos para la Asistencia Publica (Pronosticos) was retracted. As part of a ruling by the Mexican Comptroller Ministry on a protest filed by unsuccessful competitors, GTECH's bid was declared non-compliant and disqualified. Subsequently, Pronosticos announced that it disqualified the sole remaining bidder as also being non-compliant and formally ended the procurement.

GTECH believes that it submitted a fully compliant bid to Pronosticos that was in the best interest of the lottery. The Company is pursuing all appropriate avenues available to contest the Comptroller's decision in this matter. In the interim, as the incumbent lottery vendor, GTECH will continue to operate the lottery under its existing contract.

In May, GTECH was notified by Loteria Electronica de Puerto Rico of its intent to negotiate a contract to provide equipment and services for a new online lottery system, terminals, and associated telecommunications network with another vendor. In an effort to understand the rationale behind the decision, GTECH filed a petition with the Court of Appeals to obtain a copy of the evaluation report, which was withheld by Loteria Electronica. GTECH also requested, and was granted, a stay of contract negotiations between Loteria Electronica and the apparent successful vendor. The Company is currently awaiting the court's decision.

Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the lottery industry and other businesses in which the Company is engaged or expects to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and
(iii) the ability of the Company to retain existing business and to obtain and retain new business. Such forward looking statements reflect management's assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

These risks and uncertainties include, but are not limited to, those set forth above, in the Company's subsequent press releases and on reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the Company's business; (ii) the ability of the Company to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of lottery and gaming goods and services by the Company or the Company's customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the Company's revenues attributable to a relatively small number of the Company's customers;
(vii) the possibility of significant fluctuation of quarterly operating results;
(viii) the intensity of competition in the lottery and gaming industries; (ix) the possibility of substantial penalties under and/or termination of the Company's contracts; (x) the ability of the Company to respond to technological change and to satisfy the future technological demands of its customers; (xi) opposition to expansion of lottery and gaming; (xii) the Company's ability to attract and retain key employees; and (xiii) the possibility of adverse determinations in pending legal proceedings.


                                       ooo


GTECH, a leading global information technology company with over $1 billion in revenues and more than 5,500 people in 45 countries, provides software, networks, and professional services that power high-performance, transaction processing solutions. The Company's core market is the lottery industry, with a growing presence in commercial gaming technology and financial services transaction processing. For more information about the Company, please visit GTECH's website at http://www.gtech.com.


                                      -000-


Consolidated financial statements to follow:

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS


                                                          (Unaudited)
                                                      Three Months Ended
                                                   --------------------------
                                                    May 29,       May 24,
                                                     2004          2003
                                                     -----         ----
                                                    (Dollars in thousands,
                                                   except per share amounts)
Revenues:
  Services                                          $ 253,326    $ 223,538
  Sales of products                                    26,879       16,047
                                                    ---------    ---------
                                                      280,205      239,585
Costs and expenses:
  Costs of services                                   147,293      126,797
  Costs of sales                                       15,917        8,629
                                                    ---------    ---------
                                                      163,210      135,426
                                                    ---------    ---------

Gross profit                                          116,995      104,159

Selling, general and administrative                    27,635       24,280
Research and development                               13,087       14,390
                                                    ---------    ---------
  Operating expenses                                   40,722       38,670
                                                    ---------    ---------

Operating income                                       76,273       65,489

Other income (expense):
  Interest income                                       1,335        1,188
  Equity in earnings of unconsolidated affiliates       1,306        1,929
  Other income (expense)                               10,525       (1,180)
  Interest expense                                     (4,336)      (2,306)
                                                    ---------    ---------
                                                        8,830         (369)
                                                    ---------    ---------

Income before income taxes                             85,103       65,120

Income taxes                                           31,488       24,094
                                                    ---------    ---------

Net income                                          $  53,615    $  41,026
                                                    =========    =========

Basic earnings per share                            $    0.90    $    0.72
                                                    =========    =========

Diluted earnings per share                          $    0.80    $    0.68
                                                    =========    =========

Weighted average shares outstanding - basic            59,312       56,904
                                                    =========    =========
Weighted average shares outstanding - diluted          67,489       60,228
                                                    =========    =========

Dividends per share - common stock                  $    0.17    $     -
                                                    =========    =========

                         GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                                 CONSOLIDATED BALANCE SHEETS


                                                                                                  (Unaudited)
                                                                                                May 29,     February 28,
                                                                                                 2004          2004
                                                                                                 -----         ----
                                                                                                (Dollars in thousands)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                                 $    60,241    $   129,339
  Investment securities available-for-sale                                                       12,145        221,850
  Trade accounts receivable, net                                                                130,431        118,902
  Sales-type lease receivables                                                                    8,201          7,705
  Inventories                                                                                    97,368         76,784
  Deferred income taxes                                                                          32,314         34,396
  Other current assets                                                                           29,886         24,426
                                                                                            -----------    -----------
                TOTAL CURRENT ASSETS                                                            370,586        613,402

SYSTEMS, EQUIPMENT AND OTHER ASSETS RELATING TO CONTRACTS, net                                  620,700        591,362

GOODWILL, net                                                                                   312,676        188,612

PROPERTY, PLANT AND EQUIPMENT, net                                                               63,634         57,576

INTANGIBLE ASSETS, net                                                                           97,562         28,231

REFUNDABLE PERFORMANCE DEPOSIT                                                                   20,000         20,000

SALES-TYPE LEASE RECEIVABLES                                                                     15,801         17,653

OTHER ASSETS                                                                                     38,540         42,295
                                                                                            -----------    -----------
TOTAL ASSETS                                                                                $ 1,539,499    $ 1,559,131
                                                                                            ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                                          $    75,808    $    80,004
  Accrued expenses                                                                               49,465         47,428
  Employee compensation                                                                          21,963         33,981
  Advance payments from customers                                                               127,238        104,128
  Deferred revenue and advance billings                                                          30,628         14,459
  Income taxes payable                                                                           21,395         12,394
  Taxes other than income taxes                                                                  20,171         19,459
  Current portion of long-term debt                                                               5,816        106,319
                                                                                            -----------    -----------
TOTAL CURRENT LIABILITIES                                                                       352,484        418,172

LONG-TERM DEBT, less current portion                                                            453,463        463,215

OTHER LIABILITIES                                                                                55,898         53,736

DEFERRED INCOME TAXES                                                                            89,443         61,719

COMMITMENTS AND CONTINGENCIES                                                                       -              -

SHAREHOLDERS' EQUITY:
  Preferred Stock, par value $.01 per share - 20,000,000 shares authorized, none issued -           -
  Common Stock, par value $.01 per share - 150,000,000 shares authorized,
    92,295,404 and 92,295,404 shares issued; 58,993,004 and 59,197,584 shares
    outstanding at May 29, 2004 and February 28, 2004, respectively                                 923            923
  Additional paid-in capital                                                                    271,570        266,320
  Accumulated other comprehensive loss                                                          (71,836)       (70,508)
  Retained earnings                                                                             884,700        839,270
                                                                                            -----------    -----------
                                                                                              1,085,357      1,036,005
  Less cost of 33,302,400 and 33,097,820 shares in treasury at
    May 29, 2004 and February 28, 2004, respectively                                           (497,146)      (473,716)
                                                                                            -----------    -----------
                                                                                                588,211        562,289
             TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                     $ 1,539,499    $ 1,559,131
                                                                                            ===========    ===========

                  GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    (Unaudited)
                                                                                   Three Months Ended
                                                                               -------------------------
                                                                                  May 29,       May 24,
                                                                                   2004          2003
                                                                               ------------  ------------
                                                                                 (Dollars in thousands)
OPERATING ACTIVITIES
Net income                                                                      $  53,615    $  41,026
Adjustments to reconcile net income to net cash provided by
  operating activities:
   Depreciation                                                                    33,379       25,692
   Intangibles amortization                                                         1,633          447
   Deferred income taxes benefit                                                    7,237          -
   Tax benefit related to stock award plans                                         5,250        4,415
   Gain on sale of investment                                                     (10,924)         -
   Interest rate swap gains                                                       (10,103)         -
   Equity in earnings of unconsolidated affiliates, net of dividends received        (494)        (959)
   Other                                                                            2,955        3,284
   Changes in operating assets and liabilities:
     Trade accounts receivable                                                     (6,417)      11,447
     Inventories                                                                  (10,340)     (12,426)
     Accounts payable                                                              (7,020)      (2,049)
     Employee compensation                                                        (13,802)     (17,438)
     Advance payments from customers                                               22,610       10,941
     Deferred revenue and advance billings                                         16,169        2,920
     Income taxes payable                                                           9,899       (2,799)
     Other assets and liabilities                                                  (7,823)      (1,532)
                                                                                ---------    ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                          85,824       62,969

INVESTING ACTIVITIES
Acquisitions (net of cash acquired)                                              (193,018)         -
Purchases of systems, equipment and other assets relating to contracts            (53,932)     (58,663)
Purchases of available-for-sale investment securities                             (49,895)         -
Maturities and sales of available-for-sale investment securities                  259,600          -
Proceeds from sale of investment                                                   11,773          -
Other                                                                              (2,748)      (1,186)
                                                                                ---------    ---------
NET CASH USED FOR INVESTING ACTIVITIES                                            (28,220)     (59,849)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt                                           14        1,409
Principal payments on long-term debt                                              (91,239)        (866)
Proceeds from stock options                                                         3,508        8,406
Purchases of treasury stock                                                       (28,275)         -
Dividends paid                                                                    (10,103)         -
Other                                                                                 769          (52)
                                                                                ---------    ---------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                             (125,326)       8,897

Effect of exchange rate changes on cash                                            (1,376)       3,285
                                                                                ---------    ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  (69,098)      15,302

Cash and cash equivalents at beginning of period                                  129,339      116,174
                                                                                ---------    ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $  60,241    $ 131,476
                                                                                =========    =========